Amendment No. 3 to

                  License and Cooperative Development Agreement



        This Amendment (the "Amendment") made as of October 24, 1995, by and between Nycomed Imaging AS, a Norwegian corporation ("Nycomed"), and Molecular Biosystems, Inc., a Delaware corporation ("MBI"), to the License and Cooperative Development Agreement dated as of December 31, 1987 between MBI and Nycomed's predecessor in interest, Nycomed AS, as amended by (i) the Amendment dated February 16, 1989 and (ii) the Amendment dated June 15, 1989 (as amended, the "License Agreement").

                                Witnesseth that:

        WHEREAS,   Nycomed  desires  to  transfer  back  to  MBI,  by  means  of terminating, all of Nycomed's rights under the License Agreement to test, evaluate and develop Licensed Products and to make, have made, use and sell Licensed Products in the Territory, except for certain rights retained for the limited purposes described in the following recital, and MBI desires to reacquire these rights, on the terms and subject to the conditions of this Amendment; and

        WHEREAS, the parties contemplate that MBI will seek a new strategic partner to act as its licensee in the Territory. The parties have agreed that while MBI seeks such a partner (and in the subsequent transition), Nycomed will continue the clinical trials, product registrations and other development work currently in progress in connection with Licensed Products which it undertook in the License Agreement. The parties have also agreed that, at MBI's option, Nycomed will manufacture certain Licensed Products for sale in the Territory by MBI or its licensees under a separate supply agreement.

        NOW, THEREFORE in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1.    Effect of this Amendment.

             Except as specifically terminated or modified by this Amendment, the provisions of the License Agreement shall continue in effect; provided, however, that in the event of any inconsistency or conflict between the License Agreement and this Amendment, the provisions of this Amendment shall govern. Capitalized terms which are used in this Amendment without definition shall have the same meanings that they have in the License Agreement.

       2. Termination of License. Except for continuing on a nonexclusive basis for the limited purpose and limited duration of (i) enabling Nycomed to perform its obligations under Section 4 of this Amendment and (ii) enabling Nycomed to manufacture Infoson in accordance with the Supply Agreement (as defined in Section 5 of this Amendment), the license granted in Section II.A of the License Agreement is terminated as of the date of this Amendment.



       3.    Payments by MBI.  MBI shall pay Nycomed as follows:

             3.1 Fixed Payment Upon Execution. Upon execution of this Amendment, MBI shall pay to Nycomed $700,000.

             3.2 Additional Fixed Payment. MBI shall pay an additional $2,000,000 to Nycomed upon the earlier of (i) March 31, 1996 or (ii) the execution by MBI of a definitive agreement with a licensee or strategic partner covering the grant by MBI of rights to the Technology Rights and/or Licensed Products ("License Rights") in a portion or all of the Territory.

             3.3 Additional Payment. In addition to the foregoing fixed payments aggregating $2,700,000, MBI shall pay to Nycomed 45% of any amounts in excess of $2,700,000 received by MBI in either up-front, milestone or similar payments from third parties in consideration for MBI's grant of License Rights in a portion or all of the Territory at any time after the date of this Amendment. MBI shall make each such payment within 30 days of its receipt of the payment from the third party and shall furnish Nycomed with a copy of the relevant provisions of the agreement pursuant to which such third party has made the payment to MBI; if Nycomed requests, MBI shall furnish a copy of such agreement to an independent third party acceptable to both MBI and Nycomed for purposes of verifying the amount of MBI's payments. If payments are made to MBI by a third party which has rights to Licensed Products in other countries in addition to the Territory and such payments are contingent upon the transfer to such third party of License Rights in a portion or all of the Territory, an appropriate portion of any such contingent payments that are not specified as payment for License Rights in the Territory shall be characterized as payments for License Rights in the Territory for purposes of sharing 45% with Nycomed, taking into account the market value of the portion of the Territory in which such third party has License Rights in relation to the market value of all other countries in which such third party has such rights.

             3.4  Change of Control Payment.

                  3.4.1If  prior  to the  execution  of a  definitive  agreement between MBI and a strategic partner for License Rights in the Territory to both (i) Albunex(R) (including the formulation developed by Nycomed and known as "Infoson") ("Albunex") and (ii) the product consisting of sonicated albumin microspheres containing perfluoropropane which MBI has code-named "FS069" ("FS069"), there is a "Change of Control" of MBI (as defined in Section 3.4.4 of this Amendment, MBI shall pay to Nycomed, within 30 days after the Change of Control, [omitted; filed separately with the Commission] (to reflect the value of the two products as part of the overall value of MBI) if such Change of Control occurs on or before the second anniversary of the date of this Amendment, or [omitted; filed separately with the Commission] if such Change of Control occurs thereafter.

                  3.4.2If  License  Rights to either  Albunex  or FS069 (but not both) have been granted by MBI to a strategic partner and a Change of Control then takes place on or before the second anniversary of the date of this Amendment, MBI shall pay to Nycomed, within 30 days after the Change of Control, [omitted; filed separately with the Commission] for the product which was not previously licensed.

                  3.4.3If  License  Rights to either  Albunex  or FS069 (but not both) have been granted by MBI to a strategic partner and a Change of Control then takes place after the second anniversary of the date of this Amendment, MBI shall pay to Nycomed, within 30 days after the Change of Control, [omitted; filed separately with the Commission] for FS069 if FS069 is the remaining unlicensed product, or [omitted; filed separately with the Commission] for Albunex if Albunex is the remaining unlicensed product.

                  3.4.4A  "Change of Control"  for  purposes of this Section 3.4 shall mean the acquisition by any corporation (or by any other person or group) of more than 50% of the combined voting power of MBI's outstanding Common Stock and its other outstanding securities ordinarily entitled to vote in elections of directors (whether by MBI's issuance or repurchase of its capital stock, any reorganization, recapitalization, reclassification or similar event with respect to MBI's capital stock, any transfer by stockholders of MBI of shares of capital stock held by such stockholders, any merger or consolidation of MBI into or with another entity, or any transfer or sale of substantially all the assets of MBI).

                  3.5 Royalty. During the remaining term of the License Agreement, MBI shall pay to Nycomed a royalty equal to 2.5% of the Net Selling Price of Licensed Products sold in the Territory by MBI or its licensees on sales of up to (and including) $30 million in any one year, and 3.5% of the Net Selling Price of Licensed Products on sales above $30 million in any one year. A separate royalty shall be payable in respect of each Licensed Product.

                  3.5.1Definition  of Net Selling  Price.  For  purposes of this
             Amendment, "Net Selling Price" shall mean the gross selling price of any Licensed Product sold by MBI, its Affiliates, sublicensees, distributors, representatives, or agents to an unrelated third party for use in the Territory less allowances for spoiled, damaged, outdated or returned products, and less trade, quantity and cash discounts allowed, and less all sales and excise taxes, duties paid, transportation and handling charges. Notwithstanding the foregoing, discounts in excess of a commercially reasonable discount for the distribution of a Licensed Product independent of the distribution of other products will be disregarded regardless of whether the Licensed Product is distributed independently or in connection with another product.

                  3.5.2Reporting;   Payment.  During  any  period  that  MBI  is
             obligated to pay royalties to Nycomed under this Section 3.5, MBI shall calculate and pay the royalties quarterly, within 60 days after the end of each calendar quarter. MBI shall also provide Nycomed, within such 60-day period, with a written report for that quarter with adequate detail to support the calculation of the royalty. Royalties hereunder shall be paid in U.S. Dollars, and calculations based on sales in other currencies shall be made based on the exchange rates published in The Wall Street Journal (the New York foreign exchange selling rates for trading among banks in amounts of $1 million or more) for the last business day in the applicable calendar quarter.

                  3.5.3MBI Records; Accounting Review. MBI shall keep full, true and accurate books of account containing all particulars which may be necessary for the purpose of showing the royalties payable to Nycomed pursuant to this Section 3.5. Said books and the supporting data shall be open and accessible at all reasonable times during the term of the Agreement to the inspection of an independent certified accountant or other appropriately certified agent retained by Nycomed and reasonably acceptable to MBI for the purpose of verifying MBI's royalty statements, or MBI's compliance in other respects with the royalty provisions of this Section 3.5. MBI may take reasonable steps to provide Nycomed's agent only such information as is necessary for such verification, and Nycomed's agent shall report to Nycomed only such information as is required by Nycomed to confirm MBI's compliance with the terms of this
             Section 3.5. Nycomed and its agent shall keep any information so obtained confidential.

                  3.6 Certain  Proprietary  Rights. As provided below in Section
             8.7.3 of this Amendment, Section VI.J is being terminated by this Amendment. As additional consideration for the termination of Nycomed's license and other amendments to the Agreement described herein, MBI hereby acknowledges that as a result of the settlement in this Agreement, it has no rights to receive or license any New Developments, Assisted New Developments or Joint Developments from Nycomed, and MBI waives and releases any claims related to (i) the failure, if any, of Nycomed to develop or provide New Developments, Assisted New Developments or Joint Developments prior to the date of this Amendment, and (ii) any such New Developments, Assisted New Developments or Joint Developments that may have been developed or provided by Nycomed.

       4.    Continuing Development Work by Nycomed.

             4.1 Nycomed shall continue the product registration work for the Licensed Products in the Territory specifically listed in Exhibit A to this Amendment (Summary of Registration Status of July 1, 1995) for a period which shall terminate on the first to occur of (i) the approval by the regulatory authority in each of the respective countries, as to the work in that country, or (ii) Nycomed's receipt of notice from MBI to terminate all such registration activities. Nycomed shall use its best efforts to obtain the regulatory approvals promptly but shall not be obligated to undertake any new regulatory filings in addition to those listed in Exhibit A. In addition, Nycomed shall not be obligated to initiate any new studies which may be requested by any regulatory authorities as a condition to regulatory approval.

             4.2 Nycomed shall continue the specific clinical trials for the Licensed Products in the Territory which are described in detail in Exhibit B to this Amendment, for a period which will terminate on the earlier of (i) the completion of the clinical trials listed in Exhibit B or (ii) Nycomed's receipt of notice from MBI to terminate all such activities. Nycomed shall use its best efforts to complete such trials on the time schedule listed for each trail in Exhibit B but shall not be obligated to undertake any trials in addition to those so listed.
             4.3 Nycomed's retained license for this continuing development work shall terminate when its obligations under this Section 4 are completed.

             4.4 Additionally, Nycomed shall immediately provide to MBI all information (or appropriate summaries thereof) in Nycomed's possession related to mean size and/or concentration of microspheres used or useful in manufacturing Infoson and intended to increase Infoson's efficacy.

             4.5 Nycomed shall take all necessary or appropriate actions to permit MBI or any licensee or assignee of rights through MBI to reference or otherwise receive the benefit of all regulatory applications, registrations or approvals filed or obtained by Nycomed.

       5. Supply Agreement. At MBI's option, exercisable at any time from the date of this Amendment through March 31, 1996, MBI and Nycomed shall enter into a supply agreement for Infoson substantially in the form of the supply agreement attached as Exhibit C to this Amendment (the "Supply Agreement"), on economic terms to be negotiated.

       6. Trademark Assignment. Upon the effective date of this Amendment, Nycomed shall assign to MBI all of Nycomed's rights to the trademark "Infoson" (the " Trademark") and agrees to execute and file, if necessary, all appropriate Trademark assignment documentation in all relevant jurisdictions. MBI will grant a limited license to Nycomed to use the Trademark to the extent that use of the Trademark by Nycomed is necessary or helpful for Nycomed's performance of its activities pursuant to Section 4 of this Amendment.

       7. Other Agreements. Nycomed and MBI agree that the Investment Agreement dated December 31, 1987 between Nycomed AS and MBI, as amended by an Amendment dated February 16, 1989 (as amended, the "Investment Agreement"), and the related Registration Agreement dated December 31, 1987 (the "Registration Agreement") are hereby terminated and of no further force or effect.

       8. Other Provisions of the License Agreement. Nycomed and MBI agree that the following provisions of the License Agreement shall be terminated or modified as of the date of this Amendment as follows:

             8.1 Section II.A. Nycomed's retained license under Section II.A of the License Agreement for the purpose of enabling Nycomed to manufacture Infoson in accordance with the Supply Agreement shall terminate on the earlier of (i) the expiration without having been exercised of MBI's option under Section 5 of this Amendment to require Nycomed to enter into the Supply Agreement or (ii) if MBI exercises its option, the expiration or termination of the Supply Agreement (as the term of the supply agreement may be renewed or extended).

             8.2 Section II.E. Section II.E of the License Agreement("Trademark License") is terminated.

             8.3 Section II.F. Section II.F of the License Agreement ("Technology Transfer") is terminated except to the extent that any Technical Data is necessary or helpful for Nycomed's performance of its activities pursuant to Section 4 of this Amendment or for the manufacture of Infoson in accordance with the Supply Agreement. MBI shall have no obligation to transfer Technical Data for the latter purpose unless and until MBI and Nycomed enter into the Supply Agreement.

             8.4 Article III. Article III of the License Agreement ("Other Territories") is terminated.

             8.5 Article IV. Article IV of the License Agreement ("Payments") is terminated.

             8.6 Article V. Article V of the License Agreement ("Royalties, Records and Reports") is terminated.

             8.7 Article VI. Article VI of the License Agreement ("Joint Development, Product Specification and Labeling") is terminated as follows:

                  8.7.1 Sections  VI.A, VI.C, VI.D, VI.E and VI.F.of the License
             Agreement ("Clinical Trials," "Access to Clinical Centers," "Mutual Assistance" and "Revisions to Specifications," respectively) are terminated except to the extent that the parties' performance of their respective obligations under those sections is necessary or helpful for Nycomed's performance of its activities pursuant to
             Section 4 of this Amendment.

                  8.7.2 Sections VI.B,  VI.G,  VI.H  and  VI.I  of  the  License
             Agreement ("MBI Product Development, Pre-Marketing and Pre-Production Activities; Access to Clinical Data and Benefits of Pre-marketing Activities," "Changes in the LICENSED PRODUCT," "Identification of MBI," "Interruption in NYCOMED's Ability to
             Supply" and "Assistance in Addressing Insufficient Capacity," respectively) are terminated.

                  8.7.3 Section VI.J of the License Agreement("Improvements")is
             terminated.

             8.8 Section IX.A. Section IX.A of the License Agreement is amended to read as follows:

                       This Agreement, unless earlier terminated as provided herein, shall expire in accordance with the period specified in Article VIII, above.

             8.9 Section IX.D. Section IX.D of the License Agreement is amended to read as follows:

                       The   termination   of  this   License  and   Cooperative
                       Development Agreement shall terminate all sublicenses made by NYCOMED hereunder, and the termination of any license granted to Nycomed under this Agreement shall terminate all sublicenses made by NYCOMED under that license.

             8.10 Section IX.E. Section IX.E of the License Agreement is amended to read as follows:

                       MBI's responsibilities and obligations to report to Nycomed and to pay royalties to NYCOMED as to any Licensed Product sold by MBI or sublicensees or to pay to Nycomed any outstanding amounts, due and payable under this License Agreement prior to termination hereof, shall survive such termination.

             8.11 Section IX.F. Section IX.F of the License Agreement is terminated.

             8.12 Article XI.Article XI of the License Agreement("Infringement") is terminated as follows:

                  8.12.1 Sections XI.A, XI.B, XI.C, XI.D and XI.F of the License
             Agreement ("NYCOMED's Right to Enforce," "Cooperation," "Litigation Procedures," "Litigation by NYCOMED" and "Infringement; Invalidity; Competitive Third-Party Marketing," respectively) are terminated.

                  8.12.2 Section XI.E of the License Agreement ("Indemnification
             by MBI") is terminated in respect of all infringement claims except infringement claims arising from Nycomed's manufacture of Infoson in accordance with the Supply Agreement (if MBI and Nycomed enter into the Supply Agreement).

             8.13 Article XII. Article XII of the License Agreement ("NYCOMED's Efforts") is terminated.

             8.14 Article XIV. Article XIV of the License Agreement ("Scope of Agreement") is amended to read as follows:

                       This Agreement shall include and shall not be effective without Appendices I and II, which are incorporated herein by reference.

       9. Waiver of Claims. MBI and Nycomed each waive and release any claims that it may have against the other as of the date of this Amendment under or relating to the License Agreement (including, but not limited to, claims in respect of New Developments developed by the other party prior to the date of this Amendment), the Investment Agreement or the Registration Agreement. The parties acknowledge that MBI's waiver and release in this Section 9 is provided, in addition to the payments that MBI is required to make to Nycomed under Sections 3.1, 3.2 and 3.3 of this Amendment, in consideration of the covenants and agreements of Nycomed set forth herein.

       10. Confidentiality. MBI and Nycomed agree to consult with the other as to the content of any public announcement of this Amendment prior to such announcement.

       IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Amendment as of the day and year first written above.

                                                   NYCOMED IMAGING AS



                                               By: /s/ T. Talseth
                                                   Name:   T. Talseth
                                                   Title:  President


                                                   MOLECULAR BIOSYSTEMS, INC.


                                               By: /s/ Kenneth J. Widder
                                                   Name: Kenneth J. Widder, M.D.
                                                   Title: Chairman and Chief
                                                   Executive Officer

                                                      EXHIBIT A


INFOSON (Albunex)

REGULATORY STATUS

                                                          1 July  1995
                                                          Page 1 of 1

============================ ----------------------- ------------------------ ------------------------- ====================
COUNTRY                      SUBMITTED               APPROVED                 AUTHORIZED                MARKETED
============================ ----------------------- ------------------------ ------------------------- ====================
Austria                      01.07.93
Finland                      17.12.92                16.01.95                 16.01.95
Norway                       29.03.94
Sweden                       03.11.92                28.01.94                 28.01.94
Switzerland                  01.12.92
UK                           11.09.92                25.02.93                 21.07.94
============================ ======================= ======================== ========================= ====================
Belgium                      27.09.94
Denmark                      21.09.94
France                       22.09.94
Germany                      20.09.94
Greece                       22.09.94
Ireland                      27.09.94
Italy                        27.09.94
Luxembourg                   26.09.94
The Netherlands              22.09.94
Spain                        22.09.94
============================ ======================= ======================== ========================= ====================
The Multi-State Procedure started 15.10.94 in the EEC countries listed above
============================ ======================= ======================== ========================= ====================
USA                          14.09.90                                         05.08.94
============================ ======================= ======================== ========================= ====================


===================================================================================================================================
                                                        CENTRAL CLINCIAL TRIALS-NOT INCLUDED IN 1st FILE INFOSON          EXHIBIT B
====================================================================================================================================
                                                              ONGOING TRIALS
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
Trial No. Indication/Application                        No. of Patents      No of Patients          Estimated date   Estimated Date
                                                        Enrolled            Planned to be Enrolled  patent inclusion Final Report
                                                                                                    complete
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
IAXH026   Myocardial Contrast Enhancement, I.C.         11                  25                      Terminated        IQ96
          Injection
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
IAXH032   Heart Chamber Opacification and I.V. Safety   20                  20                      Complete         IQ96

========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXU033b   Fallopian Tube Patency                        Tot. 033b/048 221   Tot. 033b/048 221       Complete         Oct. 95
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXH038    Heart Chamber Opacification and I.V. Safety   30                  30                      Complete         IQ96
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXH041    Heart Chamber Opacification and I.V. Safety   24                  67                      Terminated       IIQ96
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXV042    Cardia Doppler/Mitral Regurgitation           45                  45                      Complete         Oct. 95
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXH044    Heart Chamber Opacification and I.V. Safety   9                   50                      IQ96             IIIQ96
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXV045    Arterial Stenosis and Organ Perfusion         10                  10                      Complete         IV95
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXU057    Bladder Reflux                                2                   10                      IVQ95            IQ96
========= --------------------------------------------- ------------------- ----------------------- ---------------- ===============
AXU048    Fallopian Tube Patency                        See AXU033b
========= ============================================= =================== ======================= ================ ===============
AXH049    Heart Chamber Opacification and I.V. Safety   13                  50                      Terminated       IQ96
          Cardiac Doppler
========= ============================================= =================== ======================= ================ ===============

                             CENTRAL CLINICAL TRIALS-NOT INCLUDED IN 1st FILE INFOSON
                                                       ONGOING TRIALS



============ ------------------------------------- ---------------- -------------------------- ---------------------- ==============
Trial No.    Indication/Application                No. of Patents   No. of Patens Planned to   Estimate Date Patent   Estimate date
                                                   Enrolled         be Enrolled                Inclusion Complete     Final Report
============ ------------------------------------- ---------------  -------------------------- ---------------------  ==============
AX11050      Heart Chamber Opacification and       30               30                         Complete               IVQ95
             I.V. Safety Stress-Echocardiography
============ ------------------------------------- ---------------- -------------------------- ---------------------- ==============
AXH051       Arterial Stenosis and Organ           3                18                         IVQ95                  IIQ96
             Perfusion
============ ------------------------------------- ---------------- -------------------------- ---------------------- ==============
AXH055       Myocardia Contract Enhancement,       10               10                         Complete               Oct. 95
             I.V. Injection
============ ===================================== ================ ========================== ====================== ==============
AXU056       Fallopian Tube Patency                16               Max. 120                   Dec. 95                March 96
============ ===================================== ================ ========================== ====================== ==============


                                         LOCAL CLINICAL TRIALS INFOSON
                                               ONGOING TRIALS

============== ------------------------------------- ----------------- ---------------------- --------------------- ==============
Trial No.      Indication/Application                No. of Patents    No. of Patents Planned Estimate Date Patent  Estimate Date
                                                     Enrolled          to be Enrolled         Inclusion Complete    Final Report
============== ------------------------------------- ----------------- ---------------------- --------------------- ==============
AXH01          Mammary Graft, I.V. Injection         30                30                     Complete              4Q95
============== ------------------------------------- ----------------- ---------------------- --------------------- ==============
AXH003         Heart Chamber Opacification, LV       73                120                    Terminated            2Q96
               Function, I.V. Inj.
============== ------------------------------------- ----------------- ---------------------- --------------------- ==============
AXH004         Lad, Cor. Sinus, I.V. Inj./Tee        9                 30                     IQ96                  2Q96
============== ------------------------------------- ----------------- ---------------------- --------------------- ==============
AXH06          Heart Chamber Opacification, L.V.     5                 30                     2Q96                  4Q96
               Function I.V. Inj.
============== ===================================== ================= ====================== ===================== ==============
AXH501         Heart Chamber Opacification, L.V.     35                50                     4Q96                  IQ96
               Function, I.V., Inj.
============== ===================================== ================= ====================== ===================== ==============


===============================================================================




                                                                       EXHIBIT C

                                     FORM OF
                                SUPPLY AGREEMENT

       This Supply Agreement (the "Agreement") is made as of ,1995by and between Nycomed Imagining A.S., a Norwegian Corporation ("Nycomed"), and Molecular Biosystems, Inc., a Delaware Corporation ("MBI").

       WHEREAS, Nycomed and MBI are parties to a License and Cooperative Development Agreement dated December 31, 1987, as amended (the "License Agreement") pursuant to which Nycomed has engaged in development work on the Licensed Products as defined therein (including ALBUNEX), and Nycomed has developed a manufacturing capability for the Licensed Products;

       WHEREAS, the License Agreement has been amended by an Amendment of even date herewith, pursuant to which Nycomed has transferred back to MBI the marketing rights for the Licensed Products in the Territory, but the parties desire that Nycomed manufacture and supply the Licensed Products to MBI or its licensee in the Territory, on the terms provided in this Supply Agreement;

       NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

       1.    Definitions.

      1.1. "Agreement" shall mean this Supply Agreement, as it may be amended from time to time.

      1.2. "License Agreement" shall mean the License and Cooperative Development Agreement date December 31, 1987, as amended by an Amendment dated
June 15, 1989 and by Amendment No. 2 of even date herewith.

      1.3. "Licensed Product" shall mean the product for ultrasound imaging contrast covered by, or sold for use in, or manufactured according to a process covered by any pending claim in any pending patent application or by, a claim in any unexpired patent which claim, or a claim corresponding thereto in any other patent, has not been declared invalid by a court of competent jurisdiction, which patent application or patent is included in the Technology Rights and that meets the specifications for the Albunex product described by Nycomed as "Infoson.' For purposes of this Agreement, "Licensed Products" does not include FS069.

      1.4.   "Technology Rights" shall mean the following:

             1. those patents and patent applications as currently set forth in Appendix I to the License Agreement, together with any patent which may be issued thereunder, and any divisional, continuation or continuation-in-part applications based thereon, and any patents resulting from any of said applications and any reissues or extensions based on any of such patents;

             2. any foreign patent applications claiming subject matter embodied in the aforesaid patents and patent applications, which have been or will be filed in the countries of the Territory as hereinafter defined together with any patent which may be issued thereunder, any divisional, continuation or continuation-in-part applications based thereon, and any patents resulting from any of said applications and any reissues or extensions based on any of such patents;

             3. any other patents or patent applications, or trade secrets or know-how presently owned by, being developed or subsequently developed or acquired by MBI which relate directly to the design, manufacture or use of microspheres for ultrasound imaging contract in vascular applications.

      1.5. "Territory" shall mean those countries set forth in Appendix II to the License Agreement, their Territories and Possessions, as amended from time to time pursuant to Article VIII of the License Agreement.

      2. Term of this Agreement. This Agreement shall commence on the effective date hereof and shall continue for an initial term ending on the second anniversary of the first commercial sale of the Licensed Products in the Territory. [Renewal provisions to be discussed.]

      3. Supply of Licensed Products. MBI shall purchase from Nycomed, and Nycomed shall supply to MBI, all MBI's requirements of the Licensed Products for use or sale in the Territory, including quantities for research, development and clinical trials as well as for commercial purposes after approval for marketing the Licensed Products has been obtained, and including all quantities required by any licensees of MBI in the Territory.

In the event of any significant interruption in Nycomed's ability to supply the Licensed Products to MBI hereunder, Nycomed shall, promptly after such interruption, use reasonable efforts to provide all necessary information and appropriate raw materials to permit MBI to manufacture the Licensed Products for its requirements in the Territory so long as such interruption continues. When Nycomed can once again supply MBI's requirements, MBI shall once again purchase such requirements from Nycomed.

      4. Price. The price of the License Product to MBI shall be Nycomed's full manufacturing cost plus %. Nycomed shall prepare and submit to MBI no later than the time Licensed Products are first supplied under this Agreement, a calculation of its full manufacturing cost, including [definition of full manufacturing cost to be discussed].

In the event of increases or decreases in Nycomed's full manufacturing cost, Nycomed shall provide MBI with notice of not less than 30 days of such increase or decrease, along with an explanation of the reasons for the increase or decrease and a calculation of the new full manufacturing cost figures.

      5. Specifications. The Licensed Products to be supplied by Nycomed to MBI hereunder shall conform to the specifications established by mutual agreement of Nycomed and MBI, as modified from time to time to meet the requirements of the relevant governmental authorities. The Licensed Products shall also conform to the specifications set forth in applicable regulatory filings relating to the Licensed Products in the countries included in the Territory. Once the necessary governmental approvals are obtained, the parties shall set forth the agreed specifications in an Exhibit A to be attached to this Agreement, entitled "Specifications for Licensed Products". Exhibit A shall also contain any agreed quality control tests and inspection procedures and shall be amended from time to time to reflect any change in the mutual agreements of the parties or in the regulatory requirements.

      6. Non-Conforming Substances. MBI may reject and shall not be obligated to pay for, or if payment has been made then MBI shall receive a credit for, any substances that do not conform to the specifications and performance requirements set forth in Exhibit A. MBI shall promptly notify Nycomed of any substances that MBI is rejecting as non-conforming or defective substances to Nycomed at Nycomed's expense. Any such notice of rejection shall be in writing and shall specify the lot number of the nonconforming or defective mature of the substance. MBI shall be deemed to have accepted any substances delivered to it unless it gives notice of rejection within 90 days of receipt.

Notwithstanding the provisions of the foregoing paragraph, if the nonconformity or defect is not readily apparent by physical inspection or is not revealed by applicable acceptance tests at the time the substance is delivered to MBI, MBI may revoke its acceptance by giving Nycomed prompt notice upon discovery of such nonapparent nonconformity or defect. Any such notice shall be in writing and shall specify the nonconforming or defective nature of the substance.

Nycomed shall promptly deliver to MBI a quantity of Licensed Products which conform to the specifications and which is equal in amount to he amount of substance that has been rejected.

MBI shall have the option at any time to take batch specimens and to conduct its own tests and confirm that the substance conforms to the specifications prior to shipment by Nycomed.

In the event that Nycomed and MBI disagree as to the conformity of substances to the specifications and performance requirements set forth in Exhibit A, the dispute shall be referred for a final resolution to a mutually acceptable independent laboratory.

      7. Facility Access. Upon request by MBI from time to time and upon reasonable notice and during normal business hours, Nycomed will grant access to its facilities and records to MBI's manufacturing, quality control and compliance inspectors. Nycomed shall allow such inspectors to inspect the manufacturing and quality control testing operations, compliance procedures and records relating to the Licensed Products, as well as inventory levels, to insure that Nycomed can meet MBI's reasonable future requirements for the Licensed Products, is manufacturing the Licensed Products in conformity with applicable laws and regulations, and is otherwise satisfying its obligations under this Agreement. Such inspections shall be conducted so as not to unreasonably interfere with Nycomed's operations and after notice of at least 30 business days.

      8. Orders and Deliveries. At least 90 days before the start of each calendar quarter, MBI shall provide Nycomed with a written estimate of the amounts of the Licensed Products it will desire for shipment during such quarter and during each of the next five quarters (each such six-quarter estimate after the first one shall contain a revision of the estimate previously made with respect to the first five quarters).

MBI shall submit firm orders for the Licensed Products at least 90 days prior to requested shipment date. If the total of MBI's firm orders for shipment in any quarter exceeds % of its original estimate for the quarter or exceeds % of the total of its order for shipment during the preceding quarter, Nycomed may extend the shipment date for the excess by such reasonable period as is required by Nycomed for the manufacture thereof.

The terms of all sales of Licensed Products hereunder shall be F.O.B. Nycomed's place of manufacture, and MBI shall reimburse Nycomed for the cost of freight and insurance and shall bear the cost of customs duty with respect to importation of Licensed Products into any designated country for shipment.

      9. Terms of Payment. Payment for all quantities of Licensed Products supplied hereunder shall be made by MBI within 30 days after receipt of Nycomed's invoice. Nycomed shall invoice MBI for Licensed Products supplied hereunder upon the date of shipment.

     10. Taxes. MBI shall be responsible for the payment of all taxes, imports, levies and assessments based upon its sale of distribution of the Licensed Products in the Territory, including obtaining authorization for, and paying all the fees associated with, the export and transshipment of the Licensed Products.

Nycomed shall be responsible for the payment of all taxes, levies and assessments based upon its manufacture and delivery of the Licensed Products to MBI, and all taxes based upon Nycomed's revenue or income associated with the transactions contemplated by this Agreement.

In the event that either party is required to pay any taxes, imports, levies or assessments for which the other is responsible under this Agreement, the responsible party shall promptly reimburse the other party for such payment upon request.

     11. Manufacturing Practices. Nycomed shall comply with all laws, regulations, standards and practices required in the countries where MBI will market and sell the Licensed Products supplied hereunder, and the Licensed Products shall not be adulterated or misbranded when delivered to MBI. Authorized representatives of any government agency or safety standards organization shall be allowed access to Nycomed's facilities for the purpose of inspection during normal business hours pursuant to applicable law and regulations.

     12. Force Majeure. Nycomed and MBI shall not be liable for failure to make or take, or delay in making or taking, any delivery due to war, strikes, labor trouble, floods, fires shortages or interruption or transportation or any other cause beyond their respective control, but they shall make every effort to remove any such cause of their failure or delay as soon as possible.

     13. Royalty. MBI shall pay to Nycomed royalties as provided in the Amendment to the License Agreement with respect to MBI's sale of all Licensed Products supplied by Nycomed.

     14. Arbitration. If any dispute arises and cannot be resolved after good faith efforts between the parties with respect to the interpretation or implementation of any provision in this Agreement, then the parties agrees to submit to arbitration in order to resolve such differences; provided, however that disputes concerning the conformity of substances to specifications shall be resolved as provided in Section 6 above. Any such arbitration shall be conducted in London, England, UK, in accordance with the arbitration rules there and then obtaining of the International Chamber of Commerce.

     15. Default. If either party fails or neglects to perform covenants or provisions of this Agreement and if such fault is not corrected within 60 days after receiving written notice form the other party with respect to such default, such other party shall have the right to terminate this Agreement at any time by giving written notice to the party in default.

     16. Bankruptcy. Either party may terminate this Agreement if, at any time, the other party shall file in any court pursuant to any statute of the United States or of any individual state of foreign country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the party or of its assets, or if the other party shall be served with an involuntary petition against it filed in any insolvency proceeding, and such petition shall not be dismissed within 60 days after the filing thereof, or if the other party shall propose to be a party to any dissolution or liquidation, or if the other party shall make an assignment for the benefit of creditors.

     17.     General Provisions.

           17.1. Amendment. All amendments or modifications of this Agreement shall be in writing and shall be signed by each of the parties hereto.

           17.2. Waiver. Any waiver of any right, power or privilege hereunder must be in writing and signed by the party being charged with the waiver. No delay on the part of any party hereto in exercising any right, power, or privilege hereunder shall operate as a wavier of any other right, power or privilege hereunder, nor shall nay single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

           17.3. Notices. Any notice required or permitted to be given by this Agreement shall be given in writing and shall be delivered personally or sent by overnight courier, by facsimile with confirmation by first class mail, or by certified mail, return receipt requested. Notices delivered personally or sent by overnight courier or by facsimile with confirmation by first class mail shall be effective on the date received, while notices sent by certified mail, return receipt requested shall be deemed to have been received and to be effective five business days after deposit into the mails. Notices shall be given to the parties at the following respective addresses or to such other addresses as any parties shall designate in writing:

If to Nycomed:         Postal Address:
                                Nycomed Imagining A.S.
                                Post Office Box 4220 Torshov
                                N-0401 Oslo, Norway
                                Attention:  Tore Talseth, President




                                Address:
                                Nycovein 1-2
                                Oslo, Norway

If to MBI:                  Molecular Biosystems, Inc.
                                10030 Barnes Canyon Road
                                San Diego, California  92121
                                USA
                                Attention:  Kenneth Widder, Chairman

           17.4. Successors and Assigns. This Agreement and each of its provisions shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors or to any assignee of substantially all of the goodwill and business and assets of a party hereto and shall be assignable by MBI without Nycomed's consent to a purchaser or licensee of MBI's rights to sell Licensed Products in the Territory.

           17.5. Governing Law. This Agreement shall be governed by and shall be construed in accordance with the laws of the State of California, USA.

           17.6. Severability. In the event that any provision of this Agreement is held unenforceable or in conflict with the law of any jurisdiction, it .is the intention of the parties that the validity of the remaining provisions hereof shall not be effected by such holding./

           17.7. Counterparts. This Agreement may be executed in two or more counterparts, all of which together shall constitute a single instrument.


MOLECULAR BIOSYSTEMS, INC.        NYCOMED IMAGING, A.S.



By:                                                           By: